UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2023

SINGULARITY FUTURE TECHNOLOGY LTD.
(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Cutter Mill Road Suite 322 Great Neck, NY 11021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	SGLY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On October 6, 2023, the board of directors (the “Board”) of Singularity Future Technology Ltd. (the “Company”) elected Ms. Yangyang Xu as a Class III independent director to serve until the annual meeting of stockholders for the fiscal year 2024, to fill the vacancy resulting from the resignation of Ms. Ling Jiang. The Board appointed Ms. Xu to serve as Chairwoman of the Compensation Committee and as a member of the Audit Committee and the Nominating and Corporate Governance Committee. Ms. Xu’s annual compensation will be $50,000 for her services as a director and committee member.

Ms. Xu has since May 2018 served as a senior customer manager at Beijing Sensetime Technology Development Co., Ltd., a leading AI software company focused on innovating for a better AI-empowered future. Prior to that, from February 2011 to April 2018, she served as the general manager of communications at Bus Online Technology Co., Ltd., a company primarily involved in the manufacture and distribution of electronic components. Before that, Ms. Xu held managerial positions with Beijing Sumavision Technology Co., Ltd, and Beijing Gallop Horse Film and Culture Development Group. Ms. Xu received a bachelor’s degree in management from Harbin University of Commerce in 2006. She does not have any family relationships with any of the Company’s directors or executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2023	Singularity Future Technology Ltd.

	By:	/s/ Ziyuan Liu
	Name:	Ziyuan Liu
	Title:	Chief Executive Officer

2